                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                         -----------------------------

                                   FORM 8-K



                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 30, 1996

                              G & L REALTY CORP.
            (Exact name of Registrant as specified in its charter)


          MARYLAND                       1-12566                95-4449388
(State or other jurisdiction of     (Commission File         (I.R.S. Employer
incorporation or organization)          Number)              Identification No.)



              439 N. BEDFORD DRIVE
            BEVERLY HILLS, CALIFORNIA                    90210
     (Address of Principal Executive Offices)         (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 273-9930

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 30, 1996, G&L Medical Partnership, L.P. acquired the property located at 436 North Bedford Drive in Beverly Hills, California (the "Property") for approximately $17,584,342, funded by a $15,200,000 loan from Nomura Asset Capital Corporation plus $2,384,342 in cash. The Property consists of a three story medical office building totaling 78,799 square feet of net rentable area and a 100,000 square foot parking garage. As of August 30, 1996, the Property was 98.4% leased with an effective average annual rent of $38.90 per square foot. The Property was purchased from Loan Asset Structured Trust I, a Delaware limited partnership (the "Seller"), an affiliate of Nomura Asset Capital Corporation. The Seller is not affiliated with the Company, any director or officer of the Company, or any associate of any such director or officer.

     G&L Realty Corp. (the "Company") controls G&L Medical Partnership, L.P., a Delaware limited partnership, through its wholly owned subsidiary G&L Medical, Inc., a Delaware corporation, which is the sole general partner and 1% owner of G&L Medical Partnership, L.P. The sole limited partner and 99% owner of G&L Medical Partnership, L.P. is G&L Realty Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"). The Company owns approximately 90% and is the sole general partner of the Operating Partnership.

     The Property was originally acquired by the Company from G&L
Development, a California partnership, in conjunction with the Company's initial public offering in December 1993. The Property at that time was subject to a $28.5 million non-recourse loan (the "Loan"). The Loan came due in August 1995, at which time the Company's management estimated that the value of the Property was less than the amount of the Loan and began discussions with the lender regarding a possible loan restructure.

     On May 24, 1996, ownership of the Property was transferred to Loan Asset Structured Trust I, the lien holder, which held the $28.5 million lien on the Property, in satisfaction of the Loan. Pursuant to the terms of the transaction, the Operating Partnership funded the security deposit obligations, paid $250,000 for a right of first refusal in the event Loan Asset Structured Trust I sought to sell the Property, and was retained to manage the Property. On August 30, 1996, the Company, through G&L Medical Partnership, L.P., reacquired the Property.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(B)  PRO FORMA FINANCIAL INFORMATION

     It is impracticable to file at this time the pro forma financial information required by Item 7 of Form 8-K. Such pro forma financial information will be filed when available, but in any event no later than sixty days from the date hereof.

(C)  EXHIBITS

     10.36 Agreement of Purchase and Sale by and between Loan Asset Structured Trust I, a Delaware trust ("Seller") and G&L Medical Partnership, L.P., a Delaware limited partnership ("Buyer"), dated August 29, 1996.


                                    Page 2

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     10.37  Grant Deed in which Loan Asset Structured Trust I, a Delaware trust
            ("Grantor"), grants certain real property to G&L Medical Partnership, L.P., a Delaware limited partnership ("Grantee"), recorded August 30, 1996.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       G & L REALTY CORP.


Date: September 9, 1996                  /s/ Quentin Thompson
                                       ---------------------------
                                       Quentin Thompson
                                       Chief Accounting Officer, Treasurer and
                                       Secretary


                                    Page 3
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                                 EXHIBIT INDEX


EXHIBIT NO.          DESCRIPTION
- -----------          -----------

  10.36 Agreement of Purchase and Sale by and between Loan Asset Structured Trust I, a Delaware trust ("Seller") and G&L Medical Partnership, L.P., a Delaware limited partnership ("Buyer"), dated August 29, 1996.

  10.37 Grant Deed in which Loan Asset Structured Trust I, a Delaware trust ("Grantor"), grants certain real property to G&L Medical Partnership, L.P., a Delaware limited partnership ("Grantee"), recorded August 30, 1996.


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